UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DECEMBER 19, 2008
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-127185	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MATTERS

Item 3.02        Unregistered Sales of Equity Securities.

Effective on December 19, 2008, the Board of Directors of Uranium Energy Corp. (the "Company") made a determination, as an exempt tender offer and without any consideration being required on the part of any eligible participants under the Company's 2006 Stock Incentive Plan (the "Plan"), to lower the current exercise price to U.S. $0.45 per Plan common share for an aggregate of 2,883,000 Plan common shares which are potentially issuable by the Company to certain directors, officers and consultants of the Company pursuant to certain underlying and vested and vesting stock options granted under the Company's Plan (collectively, the "Repricing").

The Repricing was effected in order to provide adequate incentive for the Company's employees and consultants during the current market downturn at a time when the industry is still very competitive for qualified personnel.

In addition, the Company has initiated a cost savings program whereby cash compensation previously provided to all directors, officers, employees and consultants of the Company has been reduced by 20% for the foreseeable future.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

Not applicable.

(b)        Pro forma financial information.

Not applicable.

(c)        Shell company transactions.

Not applicable.

(d)        Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: December 22, 2008.	By: /s/ "Amir Adnani" _________________________________________ Amir Adnani President, Chief Executive Officer, Principal Executive Officer and a director

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